Nittany Financial Corp.       Subject:  2nd Qtr 2005 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                        (814) 238-5724

                              Date:     July 20, 2005

FOR IMMEDIATE RELEASE
---------------------

                        NITTANY FINANCIAL CORP. EARNINGS
                           TOP $1 MILLION FOR QUARTER

State College,  PA....Nittany  Financial  Corp.,  (the  "Company") (OTC Bulletin
Board: NTNY) the holding company for Nittany Bank, Vantage Investment Advisors, LLC ("Vantage") and Nittany Asset Management Inc., today announced that second quarter earnings surpassed the $1,000,000 mark for the first time in the Bank's history.

Fully diluted earnings for the quarter ending June 30, 2005 were $1,018,300 or $0.45 per share, compared to $637,900 or $0.31 per share for the quarter ending June 30, 2004, a 60% increase in earnings. Net interest income for the quarter was $2,629,900, compared to $2,085,800 for the same period in the previous year, a 26% increase. The increases resulted primarily from substantial growth in the loan portfolio and an increase in the net interest margin. Non-interest income grew to $1,014,500 for the quarter from $811,300 for the previous year, due primarily to the growth in asset management income at Vantage and increased fees from secondary market mortgage operations at Nittany Bank. Vantage, the investment advisory subsidiary of Nittany Financial Corp., now has approximately $310 million in assets under management, an increase of nearly $65 million from June 30, 2004.

"We are pleased with our continued strong loan growth and record earnings in the face of a significant increase in the number of competitors in our primary market. We believe that a return to our original plan of aggressively priced core deposit accounts will provide a renewed ability to attract core funding." commented Samuel J. Malizia, Chairman of the Board for Nittany Financial Corp.

Total assets for the consolidated entity were $326,516,800 at June 30, 2005, compared to $299,236,000 at December 31, 2004. Total deposits decreased from $258,270,900 at December 31, 2004 to $242,079,800 at June 30, 2005. During the
period, several large deposit withdrawals, coupled with the current interest rate environment, accounted for the reduction. New account openings for the quarter were on par with previous quarters. Net loans grew by 10.5% to $260,249,400 for the six months ending June 30, 2005 and non-performing loans over 90 days delinquent were $149,900, which is less than 0.05% of the total loan portfolio at June 30, 2005.

President and CEO David Richards added, "We were pleased to be able to pay our first semi-annual cash dividend of $0.25 per share on June 30th. Earnings continue to be bolstered by an increasing non-interest revenue stream and strong loan demand. The deposit gathering challenges so far this year were present despite strong new deposit account activity and a significant increase in the net number of deposit accounts. The average balances of our existing deposit accounts, however, are lower across the board due to competitive and economic pressures."

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated in State College, Pennsylvania. Nittany Bank began operations in October 1998 and currently operates five offices with 59 full-time equivalent employees. Nittany Bank offers a full range of financial services through its five offices, six ATMs, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com website.
                        -------------------

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the Bank's four offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee-based investment management services. Vantage currently manages approximately $310 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                              June 30,          December 31,
                                                                                2005                2004
                                                                          ------------------  ------------------
                                                                                       (unaudited)
ASSETS
     Cash and due from banks                                              $       1,128,445   $       1,094,763
     Interest-bearing deposits with other banks                                  10,328,376          14,487,813
                                                                          ------------------  ------------------
     Cash and cash equivalents                                                   11,456,821          15,582,576
     Investment securities available for sale                                     1,836,667           2,084,223
     Investment securities held to maturity (estimated
       market value of $41,256,706 and $37,502,230)                              41,317,729          37,491,341
     Loans receivable (net of allowance for loan losses
       of $2,377,483 and $2,198,235)                                            260,249,369         235,428,568
     Premises and equipment                                                       3,935,558           2,609,528
     Federal Home Loan Bank stock                                                 3,652,600           2,066,100
     Intangible assets                                                            1,763,231           1,763,231
     Accrued interest and other assets                                            2,304,863           2,210,133
                                                                          ------------------  ------------------

             TOTAL ASSETS                                                 $     326,516,838   $     299,235,700
                                                                          ==================  ==================

LIABILITIES
     Deposits:
         Noninterest-bearing demand                                       $      12,377,899   $      10,668,777
         Interest-bearing demand                                                 28,776,001          25,614,681
         Money market                                                            25,267,055          43,191,121
         Savings                                                                138,851,337         157,200,274
         Time                                                                    36,807,492          21,596,027
                                                                          ------------------  ------------------
            Total deposits                                                      242,079,784         258,270,880
     Short-term borrowings                                                       54,437,108          14,838,231
     Other borrowings                                                             5,063,168           7,180,612
     Accrued interest payable and other liabilities                               1,331,451           1,279,653
                                                                          ------------------  ------------------

             TOTAL LIABILITIES                                                  302,911,511         281,569,376
                                                                          ------------------  ------------------

STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                                            -                   -
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 2,113,738 and 1,930,794 issued and outstanding                   211,374             193,079
     Additional paid-in capital                                                  18,873,040          14,339,979
     Retained earnings                                                            4,537,865           3,139,165
     Accumulated other comprehensive loss                                           (16,952)             (5,899)
                                                                          ------------------  ------------------

             TOTAL STOCKHOLDERS' EQUITY                                          23,605,327          17,666,324
                                                                          ------------------  ------------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $     326,516,838   $     299,235,700
                                                                          ==================  ==================

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                                   Three-months Ended June 30,          Six-months Ended June 30,
                                                     2005              2004              2005              2004
                                                ----------------  ----------------  ----------------  ----------------
                                                            (unaudited)                        (unaudited)
INTEREST AND DIVIDEND INCOME
     Loans, including fees                      $     3,792,599   $     3,009,369   $     7,320,504   $     5,767,209
     Interest-bearing deposits with other banks          22,945             9,840           103,106            25,206
     Investment securities                              454,892           351,957           837,102           743,016
                                                ----------------  ----------------  ----------------  ----------------
             Total interest and dividend income       4,270,436         3,371,166         8,260,712         6,535,431
                                                ----------------  ----------------  ----------------  ----------------

INTEREST EXPENSE
     Deposits                                         1,254,228         1,146,837         2,511,171         2,306,537
     Short-term borrowings                              331,406            37,939           427,276            63,105
     Other borrowings                                    54,905           100,598           190,723           219,105
                                                ----------------  ----------------  ----------------  ----------------
             Total interest expense                   1,640,539         1,285,374         3,129,170         2,588,747
                                                ----------------  ----------------  ----------------  ----------------

NET INTEREST INCOME                                   2,629,897         2,085,792         5,131,542         3,946,684

Provision for loan losses                               168,000           194,000           230,000           304,000
                                                ----------------  ----------------  ----------------  ----------------

NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                    2,461,897         1,891,792         4,901,542         3,642,684
                                                ----------------  ----------------  ----------------  ----------------

NONINTEREST INCOME
     Service fees on deposit accounts                   176,679           174,307           341,246           320,368
     Asset management fees and commissions              725,882           592,471         1,423,652         1,159,216
     Secondary market fees                               75,675            39,119           118,918            47,387
     Other                                               36,273             5,417            57,083             7,279
                                                ----------------  ----------------  ----------------  ----------------
             Total noninterest income                 1,014,509           811,314         1,940,899         1,534,250
                                                ----------------  ----------------  ----------------  ----------------

NONINTEREST EXPENSE
     Compensation and employee benefits                 674,347           745,230         1,455,188         1,437,995
     Occupancy and equipment                            199,562           177,793           376,436           354,129
     Professional fees                                   63,743            51,349           126,764            94,798
     Data processing fees                               141,881           111,164           273,443           230,171
     Supplies, printing, and postage                     33,681            31,938            83,982            64,931
     Advertising                                         51,771            37,723           114,353            78,128
     ATM processing fees                                 36,906            34,982            73,358            69,853
     Solicitor fees                                     443,584           361,331           873,157           738,837
     Other                                              253,560           174,724           490,596           340,169
                                                ----------------  ----------------  ----------------  ----------------
             Total noninterest expense                1,899,035         1,726,234         3,867,277         3,409,011
                                                ----------------  ----------------  ----------------  ----------------

Income before income taxes                            1,577,371           976,872         2,975,164         1,767,923
Income taxes                                            559,030           339,000         1,048,030           634,000
                                                ----------------  ----------------  ----------------  ----------------

NET INCOME                                      $     1,018,341   $       637,872   $     1,927,134   $     1,133,923
                                                ================  ================  ================  ================

DIVIDENDS PER SHARE                             $          0.25               N/A   $          0.25               N/A

EARNINGS PER SHARE
     Basic                                      $          0.48   $          0.33   $          0.94   $          0.59
     Diluted                                               0.45              0.31              0.87              0.55
WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                            2,111,729         1,924,621         2,055,054         1,924,621
     Diluted                                          2,267,408         2,080,803         2,211,381         2,077,516